                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Genesco Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (GENESCO LOGO)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Genesco Inc. will be held at the Company's executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Wednesday, June 27, 2001, at 10:00 a.m. The agenda will include the following items:

     1. electing ten directors;

     2. approving an amendment to the 1996 Stock Incentive Plan; and

     3. transacting any other business that properly comes before the meeting.

Shareholders of record at the close of business on April 26, 2001, will be entitled to vote at the meeting.

By order of the board of directors,

/s/ ROGER G. SISSON
Roger G. Sisson
Secretary

May 25, 2001


--------------------------------------------------------------------------------

                                   IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

--------------------------------------------------------------------------------

                                 (GENESCO LOGO)

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 27, 2001

The board of directors of Genesco Inc. ("Genesco" or the "Company") is furnishing this proxy statement in connection with its request for proxies to be voted at the annual meeting of shareholders. The meeting will be held at the Company's offices at 10:00 a.m. on Wednesday, June 27, 2001. The notice that accompanies this statement describes the items on the meeting agenda. This proxy material was first mailed to shareholders on or about May 25, 2001.

The Company will pay the cost of the proxy solicitation. In addition to this request, officers, directors and regular employees of the Company may solicit proxies personally and by mail, facsimile or telephone. They will receive no extra compensation for any solicitation activities. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the proxy solicitation. It will pay Georgeson a fee of $8,500 and reimburse its expenses. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors recommends, unless the proxy card specifies otherwise. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors does not know of any matter that will be considered at the annual meeting other than those the accompanying notice describes. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote on it.

The Company's executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

                               VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

April 26, 2001 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

----------------------------------------------------------------------------------
CLASS OF                                         NO. OF     VOTES PER     TOTAL
STOCK                                            SHARES       SHARE       VOTES
----------------------------------------------------------------------------------
Subordinated Serial Preferred Stock:
$2.30 Series 1                                     36,958       1           36,958
$4.75 Series 3                                     18,163       2           36,326
$4.75 Series 4                                     16,412       1           16,412
$1.50 Subordinated Cumulative Preferred Stock      30,017       1           30,017
Employees' Subordinated Convertible Preferred
  Stock                                            72,384       1           72,384
Common Stock                                   21,899,829       1       21,899,829
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. Assuming enough shares for a quorum, a director will be elected if more votes are cast for than against election. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker's lack of discretionary voting power ("broker non-votes") will be counted for quorum purposes but not as votes cast for or against the election of directors. The proposed 1996 Stock Incentive Plan amendment requires approval by a majority of the Company's issued and outstanding common stock, because of a provision in the Plan. Consequently, abstentions and broker non-votes will effectively count as votes against approval. All the matters on the agenda for the meeting are routine matters as to which, under applicable New York Stock Exchange rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

                             ELECTION OF DIRECTORS

Ten directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualify. All the nominees except Mr. Diamond and Ms. Potter are presently serving as directors and all have agreed to serve if elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company's bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

INFORMATION CONCERNING NOMINEES

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

LEONARD L. BERRY, Ph.D., 58, Distinguished Professor of Marketing, Texas A&M University. Dr. Berry has been a professor of marketing at Texas A&M University since 1982. He is the founder of the Center for Retailing Studies, holds the M.B. Zale Chair in Retailing and Marketing Leadership at Texas A&M and is author of several books. He is a director of Lowe's Companies, Inc. and Grocery Outlet, Inc. and became a Genesco director in 1999.

ROBERT V. DALE, 64, Consultant. Mr. Dale, who became a director of the Company in 2000, has been a business consultant since 1998. He was president of Windy Hill Pet Food Company, a pet food manufacturer, from 1995 until 1998. Previously, he served as president of Martha White Foods for approximately six years during the 1970s and again from 1985 to 1994. He was also president of Beatrice Specialty Products division and a vice president of Beatrice Companies, Inc., the owner of Martha White Foods. He is a director of SunTrust Bank Nashville, N.A., CBRL Group, Inc., Nashville Wire Products and Zatarain's of New Orleans.

W. LIPSCOMB DAVIS, JR., 69, Partner, Hillsboro Enterprises. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since 1988. He is also a director of American General Corp., SunTrust Bank Nashville, N.A. and Thomas Nelson, Inc.

MATTHEW C. DIAMOND, 32, Chairman and Chief Executive Officer of Alloy Online Inc. Mr. Diamond served as the director of marketing and planning of Alloy Online Inc., a direct marketing and media company targeting "Generation Y" consumers, until he was appointed chief executive officer in 1999. He has served as a director of Alloy since 1996, and was elected chairman of the board in 1999.

BEN T. HARRIS, 57, Chairman and Chief Executive Officer of Genesco. Mr. Harris joined the Company in 1967 and was named manager of the leased department division of Genesco's Jarman Shoe Company in 1980. In 1991, he became president of the Jarman Shoe Company and in 1994, president of the Company's retail division. In 1996, he was named executive vice president -- operations and subsequently president and chief operating officer and a director of the Company. He became chief executive officer in 1997 and chairman in 1999.

KATHLEEN MASON, 52, President and Chief Executive Officer of Tuesday Morning Corporation. Ms. Mason, who joined Genesco's board in 1996, became president and chief executive officer of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores, in 2000. She was president and chief merchandising officer of Filene's Basement, Inc. in 1999. She was president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, from 1997 to 1999. She was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as executive vice president, then until 1997 as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn's Stores division of Dayton-Hudson Corp.

HAL N. PENNINGTON, 63, President and Chief Operating Officer of Genesco. Mr. Pennington became a member of the Company's board in November 1999, when he was named executive vice president and chief operating officer. He assumed the presidency of the Company in 2000. A Genesco employee since 1961, he was appointed president of the Johnston & Murphy division in 1997 and became senior vice president of the Company in 1998. He was president of the Dockers Footwear division from 1995 until 1997 and vice president -- wholesale of Johnston & Murphy from 1990 until 1995.

LINDA H. POTTER, 48, Senior Vice President of SunTrust Banks, Inc. and Senior Financial Officer for SunTrust, Tennessee. Ms. Potter has served as the senior financial officer for SunTrust Bank, Tennessee since 1996. She has also been the chief financial officer for SunTrust Bank, Nashville and has held other positions in the finance and accounting and information systems areas of the Nashville bank, where she has been employed since 1980. She also serves on the Board of Directors of Belmont University's Center for Entrepreneurship and the Board of Advisors for the Center for Entrepreneurship Women's Programs.

WILLIAM A. WILLIAMSON, JR., 65, Private Investor. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in

1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 69, Retired Chairman and Chief Executive Officer of
Genesco. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president -- finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until 1993 and retired as chairman in 1994. Mr. Wire is also a director of Dollar General Corporation and American Endoscopy Services, Inc.

BOARD COMMITTEES AND MEETINGS

The board of directors met eight times during the fiscal year ended February 3, 2001 ("Fiscal 2001"). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 2001. A description of each board committee and its membership follows.

AUDIT COMMITTEE

     Members: Joel C. Gordon (chairman), Robert V. Dale, W. Lipscomb Davis, Jr. and Kathleen Mason

The audit committee is composed of three independent directors and operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix A. The audit committee met three times in Fiscal 2001. The functions of the audit committee are to assist the board of directors in monitoring the processes used by the Company to produce financial statements, the Company's systems of internal accounting and financial controls and independence of the Company's outside auditors.

NOMINATING COMMITTEE

     Members: W. Lipscomb Davis, Jr. (chairman), Leonard L. Berry (since October 2000), Ben T. Harris and William S. Wire II

The nominating committee met four times in Fiscal 2001. The function of the nominating committee is to make recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members, (iv) the succession of the executive officers of the Company and (v) board policies and procedures and other matters of corporate governance. The nominating committee will consider for nomination as directors qualified nominees recommended by shareholders, who may submit recommendations to the committee in care of the secretary of the Company, giving in detail the qualifications and experience of the persons so recommended.

COMPENSATION COMMITTEE

     Members: William A. Williamson, Jr. (chairman), Leonard L. Berry, Joel C. Gordon and Gary M. Witkin

The compensation committee met three times in Fiscal 2001. The functions of the compensation committee are (i) to approve the compensation of the officers of the Company and other management employees reporting directly to the chief executive officer or the chief operating officer, (ii) to make recommendations to the board of directors with respect to the compensation of directors, (iii) to review and provide assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action by the board of directors is required, (iv) to serve as the primary means of communication between the administrator of the Company's employee benefit plans and the board of directors and (v) to administer the Company's 1996 Stock Incentive Plan, the 1987 Stock Option Plan and the Employee Stock Purchase Plan.

FINANCE COMMITTEE

     Members: William S. Wire II (chairman), Ben T. Harris, Kathleen Mason and William A. Williamson, Jr.

The finance committee met four times in Fiscal 2001. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities and (d) the declaration or omission of dividends; (ii) to approve the annual capital expenditure and charitable contribution budgets;
(iii) to serve as the primary means of communication between the board of directors and the investment committee, the trustees of the Genesco Restricted Investments Pension Trust and the chief financial officer of the Company regarding the activities of such committee, trustees and officers with respect to certain of the Company's employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iv) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a retainer of $15,000 per year and a fee of $750 for each board or committee meeting they attend in person and $500 for each meeting they attend by telephone. Each committee chairman receives an additional $2,000 a year. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company's group term life insurance policy plus additional cash compensation to offset taxes on their imputed income from such premiums. Directors who are full-time Company employees do not receive any extra compensation for serving as directors.

The 1996 Stock Incentive Plan (the "Plan") provides for the issuance to directors who are not employees of the Company of up to 200,000 shares of common stock, subject to adjustment in certain circumstances. The Plan provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he or she is elected a director. The shares are subject to restrictions on transfer and, with certain exceptions, to forfeiture if the director's service terminates during the three years following the date of grant. The Plan also provides for an annual grant of options to purchase 4,000 shares of common stock at the stock's closing price on the New York Stock Exchange on the grant date. The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of fair market value. Such shares are subject to restrictions on transfer for five years and to forfeiture if the director's service terminates before the retainer represented by such shares is earned. As of April 30, 2001, 111,493 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 8,473 had been forfeited, leaving 96,980 shares available for future grants.

                        SECURITY OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedule 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the various classes of voting securities described on page 3 taken as a single voting group. Percentage data is calculated on outstanding shares at April 26, 2001.

-----------------------------------------------------------------------------
NAME AND ADDRESS                            CLASS OF    NO. OF     PERCENT OF
OF BENEFICIAL OWNER                          STOCK      SHARES       CLASS
-----------------------------------------------------------------------------
A I M Management Group Inc.(1)               Common    1,134,640      5.2%
J.P. Morgan Chase & Co.(2)                   Common    1,404,465      6.4%
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

(1) Address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. Number of shares from Schedule 13G filed on February 9, 2001.
(2) Address: 270 Park Avenue, New York, New York 10017. Number of shares from
    Schedule 13G filed on February 14, 2001.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of April 30, 2001, regarding the beneficial ownership of the Company's common stock by each of the Company's current directors, the additional nominees for election as directors, the persons required to be named in the Company's summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

-----------------------------------------------------------------------------
                            NAME                             NO. OF SHARES(1)
-----------------------------------------------------------------------------
Leonard L. Berry                                                   12,139(4)
Robert V. Dale                                                      6,003(4)
W. Lipscomb Davis, Jr.                                             75,640(2)(4)
Matthew C. Diamond                                                      0
Joel C. Gordon                                                     64,756(3)(4)
Ben T. Harris                                                     493,980(4)
Kathleen Mason                                                     20,414(4)
Hal N. Pennington                                                  48,698(4)
Linda Potter                                                            0
William A. Williamson, Jr.                                         78,161(4)
William S. Wire II                                                 30,532(4)
Gary M. Witkin                                                     11,616(4)
James S. Gulmi                                                    189,354(4)
James W. Boscamp                                                   28,001(4)
James C. Estepa                                                     2,500(4)
Current Directors and Executive Officers as a Group (19
  Persons)                                                      1,115,726(5)
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

(1) Each director and officer owns less than 1% of the outstanding shares of the Company's common stock, except Mr. Harris, who owns approximately 2% of the Company's common stock.
(2) Includes 16,000 shares of common stock owned by Mr. Davis' mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of his mother's shares.
(3) Includes 10,750 shares owned by Mr. Gordon's wife.
(4) Includes shares that may be purchased within 60 days upon the exercise of options granted under the Company's stock option plans, as follows: Mr. Harris -- 202,461; Mr. Gulmi -- 105,606; Mr. Pennington -- 98; Mr.
    Estepa -- 2,500; Mr. Boscamp -- 1; Mr. Dale -- 4,000; each of the other current outside directors -- 8,000; current officers and directors as a group -- 421,416.
(5) Constitutes approximately 5% of the outstanding shares of the Company's common stock.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis, except that Mr. Dale's Form 3 was amended on February 15, 2001, to correct a clerical error in the original filing regarding the number of shares he owned.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at February 3, 2001 (together, the "named executive officers") for each of Fiscal 1999, 2000 and 2001.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                           RESTRICTED    SECURITIES
                                                            OTHER ANNUAL     STOCK       UNDERLYING                 ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL    SALARY      BONUS    COMPENSATION     AWARDS       OPTIONS       PAYOUTS    COMPENSATION
AT FEBRUARY 3, 2001           YEAR       ($)        ($)         ($)           ($)           (#)         ($)(1)         ($)
-------------------------------------------------------------------------------------------------------------------------------
Ben T. Harris                 2001     426,890    746,045          --            --            --      3,753,779          --
 Chairman and                 2000     327,346    579,215          --            --            --      1,103,056          --
 Chief Executive Officer      1999     327,246    193,362          --            --            --        255,451          --

Hal N. Pennington             2001     293,122    381,538          --            --        25,000             --          --
 President and                2000     244,372    154,755          --            --        75,000             --          --
 Chief Operating Officer      1999     210,872    210,551          --            --        15,000             --          --

James S. Gulmi                2001     265,000    227,678          --            --         6,000             --          --
 Senior Vice                  2000     250,667    231,154          --            --        12,000             --          --
 President-Finance and        1999     239,500     78,177          --            --        12,000             --          --
 Chief Financial Officer

James W. Boscamp              2001     241,620    249,515          --            --         5,000             --          --
 Senior Vice President        2000     229,120    240,000          --            --        15,000             --          --
                              1999     190,572     13,320          --            --        12,000             --          --

James C. Estepa               2001     225,870    315,311          --            --        35,000             --          --
 Senior Vice President        2000     194,953    210,000          --            --        10,000             --          --
                              1999     163,620     90,000          --            --         7,000             --          --
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) The value, based on the closing price of the Company's common stock on the grant date, of a grant of 34,344 shares of stock in 1999, 118,449 shares of stock in 2000 and 147,207 shares of stock in 2001.

OPTION GRANTS IN FISCAL 2001

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 2001. All the grants will become exercisable in four equal annual installments beginning on the first anniversary of the grant date. They expire on the tenth anniversary of the grant date, except that they are subject to earlier termination upon termination of the grantee's employment. No stock appreciation rights were granted by the Company in Fiscal 2001. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company's common stock on the date the option is actually exercised.

---------------------------------------------------------------------------------------------------------------------
                                      PERCENT OF
OPTIONEE                    OPTIONS     TOTAL      OPTION   MARKET PRICE    EXPIRATION    POTENTIAL REALIZABLE VALUE
NAME                        GRANTED    GRANTED     PRICE    ON GRANT DATE      DATE       0%        5%         10%
---------------------------------------------------------------------------------------------------------------------
Ben T. Harris                   --         --         N/A         N/A              N/A     --          --          --
Hal N. Pennington           25,000       8.2%      $16.63      $16.63       10/16/2010    $ 0    $261,463    $662,598
James S. Gulmi               6,000       2.0%      $16.63      $16.63       10/16/2010    $ 0    $ 62,751    $159,024
James W. Boscamp             5,000       1.6%      $16.63      $16.63       10/16/2010    $ 0    $ 52,293    $132,520
                             5,000(1)    1.6%      $17.75      $17.75        11/3/2010    $ 0    $ 55,814    $141,445
James C. Estepa             10,000       3.3%      $13.063     $13.063       4/26/2010    $ 0    $ 82,183    $208,221
                            25,000       8.2%      $16.63      $16.63       10/16/2010    $ 0    $261,463    $662,598
                            25,000(1)    8.2%      $17.75      $17.75        11/3/2010    $ 0    $279,072    $707,223
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Options granted contingent on shareholder approval of the proposed amendment to the 1996 Stock Incentive Plan.

The stock option grants were made under the Company's 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company's common stock (the closing price of the stock on the New York Stock Exchange) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under "Change of Control Arrangements" below.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND YEAR END OPTION VALUES

The following table sets forth information concerning (i) stock options exercised during Fiscal 2001 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at February 3, 2001, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on February 3, 2001. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock on the New York Stock Exchange on February 2, 2001 ($25.50). In-the-money options are those whose exercise price is below market value.

--------------------------------------------------------------------------------

                                                                                               VALUE OF
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                                OPTIONS             EXERCISABLE
                          ACQUIRED ON       VALUE             AS OF 2/3/2001             AS OF
          NAME             EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE    2/3/2001     UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
Ben T. Harris               22,454      $  205,941.75     205,870              0       3,526,318              0
Hal N. Pennington           84,987      $1,157,140.89          98         91,250           1,534      1,091,863
James S. Gulmi              67,437      $1,056,333.31     105,606         23,500       1,921,343        312,525
James W. Boscamp            63,500      $1,271,131.50      32,250         29,750(1)      475,928        370,103
James C. Estepa             10,500      $  101,786.50      16,250         72,750(1)      238,253        722,578
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Includes 5,000 and 25,000 options granted to Mr. Boscamp and Mr. Estepa, respectively, contingent on shareholder approval of the proposed amendment to the 1996 Stock Incentive Plan.

PENSION PLAN

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years' earnings of the participant, years of benefit service and other factors.

Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant's account is credited with an amount equal to 4% of his or her annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($76,200 in 2000). The Internal Revenue Code limits to $170,000 the amount of salary which may be taken into account in calculating Retirement Plan benefits in 2000. Taking into account the preserved benefit under the Retirement Plan prior to amendment and the projected total benefit under the amended Retirement Plan, and assuming that the participant's accrued benefits at normal retirement are taken in the form of a single life annuity, the estimated annual benefit payable for each named executive officer at retirement is as fol-lows: Ben T. Harris -- $54,821; James S. Gulmi -- $73,225, Hal N. Pennington -- $60,976, James W. Boscamp -- $40,374 and James C. Estepa -- $52,533.

The years of benefit service of the persons named in the Summary Compensation Table are: Ben T. Harris -- 33 years, James S. Gulmi -- 29 years, Hal N. Pennington -- 39 years, James W. Boscamp -- 9 years and James C. Estepa -- 16 years. The earnings of such persons for purposes of computing benefits under the Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $170,000 the amount of a person's annual earnings which may be taken into account in calculating benefits under the Retirement Plan during the calendar year 2000. A participant has no vested benefits under the Retirement Plan until he or she has five years' service with the Company.

CHANGE OF CONTROL ARRANGEMENTS

All the named executive officers are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company's outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive's employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Harris' case to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company's stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

The compensation committee of Genesco's board of directors has general oversight responsibility for the compensation of the Company's executive officers. See "Election of Directors -- Compensation Committee" for a detailed description of the functions of the committee. The committee is currently composed of the four directors named at the end of this report, none of whom are employees of the Company.

The compensation policies of the committee are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The committee also seeks to increase key management's ownership of the Company's common stock, with the goal of better aligning management's interests with those of the Company's shareholders. It is the committee's policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco's executive compensation program currently are base salary, annual cash incentive compensation and stock options.

  Base Salary

It is the committee's general policy to approve competitive base salaries for its executive officers. Salary ranges are established for each executive officer's position, the mid-points of which approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The committee annually reviews and, if appropriate, adjusts executive officers' salary ranges after considering the advice of senior management and independent compensation consultants. The principal comparative data underlying the consultants' advice to the committee are limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The committee believes that the Company competes with employers outside the specific industry in which it does business to hire and retain qualified executives. In making individual base salary decisions, the committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive's experience, management and leadership ability and technical skills; (ii) the executive's compensation history; (iii) corporate or, if appropriate, operating unit performance and (iv) individual performance. While the committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the committee's discretion.

  Incentive Compensation

Executive officers participate in Genesco's management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company's annual operating plan and identified, strategic objectives. The committee reviews and adopts the plan after consultation with senior management.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 355 employees including all executive officers except the chief executive officer participated in the plan for Fiscal 2001; 452 employees are participants in Fiscal 2002.

Under the Fiscal 2001 plan, executive officers were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Participants who were presidents of the Company's operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of changes in Economic Value Added (EVA*) for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of EVA changes for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other participants' awards were determined 75% on the basis of corporate EVA changes and 25% on the basis of individual strategic goals similarly agreed with their supervisor. Participants' achievement of EVA change goals is objectively measurable. EVA is determined by subtracting a charge for the capital used to generate profit from a business unit's net operating profit after taxes. Each business unit's expected year-to-year change in EVA is determined in advance, as is the relationship between the magnitude of changes in EVA relative to expected levels and the bonus award. Achievement of individual strategic goals is somewhat subjective, although some goals include objective criteria. The participant's supervisor, generally in consultation with the participant, determines whether the goals have been met.

No portion of the award for achievement of individual strategic goals is ordinarily to be paid unless some portion of the applicable award for operating results was earned, although the plan authorized the committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature were made under the Fiscal 2001 plan. An operating division president could not earn a greater percentage of the maximum award for corporate EVA changes than for his business unit's operating results. The Plan includes the following "bonus bank" feature: Awards for better than expected EVA are uncapped and a "negative award" for worse than expected results is possible. Any award in excess of three times the target bonus and any negative award is credited to the participant's account in the bonus bank. Each year, a participant will receive a payout equal to (i) the current year's award, up to three times the target, plus (ii) one third of the positive balance, if any, in the participant's account. Any positive balance is forfeited if the participant voluntarily resigns from employment by the Company or is terminated for cause. The committee believes that the "bonus bank" feature of the plan offers improved incentives for management to focus on building long-term value in the Company, and that the forfeiture provisions will aid the retention of key employees. Awards totaling $7,200,000 and averaging approximately 2.79 times the target were paid out under the Fiscal 2001 plan; awards totaling $1,500,000 were "banked."
---------------
* EVA is a registered trademark of Stern Stewart & Co.

  Stock Options

The committee believes that granting stock options to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the short-term annual cash incentive component of executive compensation. The committee further believes that options tend to align the financial interests of management with those of the Company's shareholders, since the value of an option is dependent upon improvement in the Company's performance and the recognition of that improved performance in the market for the Company's common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 2001, the committee granted a total of 305,000 options to 54 employees. Options granted under the plan expire ten years after the date of grant. Staggering the vesting of exercise rights requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 77 employees of the Company held options to purchase shares of the Company's common stock as of April 26, 2001.

  Chief Executive Officer Compensation

Mr. Harris received a base salary of $425,000 and a bonus of $746,045 for Fiscal 2001. The bonus award approved by the committee was based upon the same factors as those underlying the Management Incentive Compensation Plan for the fiscal year.

In February 1998, the committee adopted a three-year, stock-based incentive compensation plan for Mr. Harris pursuant to which Mr. Harris agreed to forego salary increases and stock option grants during Fiscal 1999, 2000 and 2001. (In October 2000, based upon its assessment of Mr. Harris' performance and the Company's strong operating results, the committee elected to raise Mr. Harris' annual compensation by $100,000 in Fiscal 2001.) The resulting gap between his compensation level under the three-year plan and competitive base salaries and incentive compensation for chief executive officers of competitive companies for the three-year period -- approximately $2.4 million, according to the Company's independent compensation consultants -- was to be bridged with annual awards of common stock, contingent on the achievement of certain defined levels of growth in the Company's revenues and in its ratio of earnings before interest and taxes to sales. Each year's award was multiplied by a factor between .75 and 1.25, based on the achievement of certain predetermined goals with respect to the Company's ratio of assets to sales. Based on the three years' results, Mr. Harris earned the maximum of 300,000 shares, representing a total of approximately 150% of the gap between competitive compensation levels and his non-contingent compensation, over the three-year period, calculated as of the beginning of the program. Mr. Harris received a grant of 147,207 shares for Fiscal 2001.

In October 2000, the committee approved a base salary of $539,000 and an annual incentive target of $361,000 for Mr. Harris for Fiscal 2002. It also adopted a new long-term incentive program including restricted stock valued at $470,000 on the grant date, and a variable cash component based on total return to shareholders. The restricted stock component would vest at the end of three years, subject to Mr. Harris' continued service as an employee or director of the Company or his retirement with a covenant not to compete with the Company. The cash portion would be payable, subject to the same conditions, based upon the Company's total return to shareholders compared to the average of two published indices, the Bloomberg U.S. Apparel Index and the S&P Consumer Cyclical Index, over three years. A total return performance by the Company equal to the average of the indices would yield a $470,000 payout, with no payout for a total return five percent or more below the average, a double payout for a total return five percent or more above the average, and proportional payouts for total returns between the entry, target and maximum levels.

  Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The committee believes that no executive officer of the Company is likely to be paid compensation not exempt from Section 162(m) limits exceeding $1 million in Fiscal 2002, unless because of better than planned operating results for the year, Mr. Harris' bonus payout exceeds the target. The committee considered that possibility in setting Mr. Harris' base salary and bonus opportunity and believes that the benefits to the Company of the incentive outweigh the potential loss of a tax deduction for any payout that results in his compensation's exceeding the Section 162(m) limit. The committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

                                           By the Committee:
                                           William A. Williamson, Jr., Chairman
                                           Leonard L. Berry
                                           Joel C. Gordon
                                           Gary M. Witkin

                            STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P Footwear-500. The graph assumes the investment of $100 in the Company's common stock, the S&P 500 Index and the S&P Footwear-500 at the market close on January 31, 1996 and the reinvestment monthly of all dividends.

                                                      GENESCO INC.                S&P 500 INDEX               FOOTWEAR-500
                                                      ------------                -------------               ------------
Jan 96                                                      100                         100                         100
Jan 97                                                   225.81                      126.34                      189.72
Jan 98                                                   312.90                      160.34                      113.46
Jan 99                                                   191.94                      212.43                      123.19
Jan 00                                                   240.32                      230.69                      126.96
Jan 01                                                   658.06                      230.28                      160.87

                                 AUDIT MATTERS

PricewaterhouseCoopers LLP served as external auditors to the Company in the fiscal year ended February 3, 2001, and have been retained in the same capacity for the current fiscal year. Representatives of the firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The audit committee, composed of the four independent directors named below, oversees the Company's financial reporting process on behalf of the board of directors. The committee's charter is included as Appendix A to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The committee has met and held discussions with management and the Company's external auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated quarterly and annual financial statements with management and the external auditors. The committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees).

In addition, the committee has discussed with the external auditors the factors which might be deemed to bear upon auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The committee considered, among other factors, the fact that the Company outsources its internal audit function and certain tax functions to its external auditors, and considered whether the provision of the non-audit services for which the external auditors were paid the amounts set forth under the caption "All Other Fees" in the paragraph following this report is compatible with the external auditors' independence.

The committee discussed with the Company's internal and external auditors the overall scope and plan for their respective audits. The committee meets with the internal and external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial statements and reporting process.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 3, 2001 for filing with the Securities and Exchange Commission.

                                           By the Committee:
                                           Joel C. Gordon, Chairman
                                           Robert V. Dale
                                           W. Lipscomb Davis, Jr.
                                           Kathleen Mason

AUDIT FEES

PricewaterhouseCoopers LLP's fees for the fiscal year ended February 3, 2001 for audit of the annual financial statements and the review of unaudited quarterly financial statements included in Forms 10-Q were $273,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended February 3, 2001.

ALL OTHER FEES

Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended February 3, 2001 were $609,688. These services include federal and state tax consulting and administration and retail store auditing and similar internal audit services.

               APPROVAL OF AMENDMENT TO 1996 STOCK INCENTIVE PLAN

The compensation committee and the board of directors believe that a key element of officer, key employee and outside director compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers, key employees and non-employee directors, thereby providing substantial motivation for superior performance and aligning their interests with those of the shareholders. In 1996, to provide the Company with an appropriate vehicle for such compensation, the board of directors adopted and shareholders approved the 1996 Stock Incentive Plan (the "Plan"). The board of directors has amended the Plan, subject to shareholder approval, to increase the number of shares issuable thereunder by 2,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SUMMARY OF MATERIAL PROVISIONS OF THE PLAN

The following is a summary of the material provisions of the Plan.

SHARES. The Plan, as amended, provides for net aggregate awards of up to 4,400,000 shares. Prior to the proposed amendment, the Plan provided for the issuance of up to 2,400,000 shares. The additional shares which the proposed amendment would authorize constitute approximately nine percent of the common stock outstanding as of April 30, 2001. Of the shares previously authorized, 200,000 shares are reserved for issuance to non-employee directors, as described below. These shares would not be increased by the proposed amendment. If shares subject to an option under the Plan cease to be subject to such option, are forfeited, or otherwise terminate without a payment being made to the participant in the form of common stock, such shares will again be available for future distribution under the Plan.

PARTICIPATION. Awards under the Plan may be made to key employees, including officers, of the Company, its subsidiaries and affiliates, but (except for the grants of restricted stock and options to outside directors described below) may not be granted to any director who is not also a regular employee of the Company, its subsidiaries or affiliates. All the named executive officers, seven other officers and key management employees, as identified by the compensation committee, are eligible to receive awards under the Plan. Approximately 77 current officers and other key employees have received grants under the Plan. Approximately 24 key employees have received grants from the shares authorized under the proposed amendment, subject to its approval by shareholders.

Each outside director receives shares of common stock valued at $15,000 at the date of the first annual meeting of shareholders at which he or she is elected to the board of directors. The awards vest in three equal annual increments, contingent upon the director's continued service on the board of directors. The Plan also permits outside directors to elect, six months in advance of the beginning of a fiscal year, to exchange part or all of their retainers for common stock at 75% of its fair market value immediately prior to the beginning of the fiscal year. Restricted stock received as automatic grants or in lieu of retainer may not be transferred (except pursuant to the laws of descent and distribution) until the earlier of the fifth anniversary of their grant or the director's retirement from the board. Outside directors also receive automatic annual grants of 4,000 options to purchase shares of common stock at the stock's closing price on the New York Stock Exchange on the grant date. The options vest six months after the grant date and expire in ten years.

ADMINISTRATION. The Plan is to be administered by a committee of no less than two disinterested individuals appointed by the board of directors, which committee is currently the compensation committee.

The compensation committee has no authority to determine the terms or conditions of awards to outside directors.

AWARDS UNDER THE PLAN. The compensation committee has the authority to grant the following type of awards to officers and key employees under the Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock and (4) Other Stock-Based Awards.

     1. Stock Options. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares of common stock as the committee determines and may be granted alone, in conjunction with, or in tandem with, other awards under the Plan, but subject to the per person limitation on awards. A stock option will be exercisable at such times and subject to such terms and conditions as the committee may determine and over a term to be determined by the committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the common stock as of the date of grant. Payment of the option price may be in cash, or, as determined by the committee, by unrestricted common stock having a fair market value equal to the option price.

     For non-qualified stock options, payment if permitted by the committee may also be made in the form of restricted stock.

     2. Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

     Upon exercise of an SAR, the committee will pay to the employee in cash, or common stock (the method of payment to be at the discretion of the committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and the price of the option multiplied by the number of SARs being exercised.

     In addition to the foregoing SARs, the committee may grant limited SARs which will be exercisable only in the event of a change in control or potential change in control of the Company as defined in the Plan. In awarding SARs or limited SARs, the committee may provide that in the event of a change in control or potential change in control, SARs or limited SARs may be cashed out on the basis of the change in control price, as defined in the Plan.

     3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

     In making an award of restricted stock, the committee will determine the periods during which the stock is subject to forfeiture and may grant such stock at a purchase price equal to or less than the par value of the common stock.

     During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

     4. Other Stock-Based Awards. The committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on common stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs and restricted stock. Such awards will be made upon terms and conditions as the committee may in its discretion provide.

CHANGE IN CONTROL PROVISIONS. If there is a change in control or a potential change in control, any SARs and stock options which are not then exercisable will become fully exercisable and vested. Similarly, the restrictions applicable to restricted stock and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock-based awards, will, unless otherwise determined by the committee in its sole discretion, be cashed out on the basis of the change in control price described below. Options granted to outside directors will vest, but will not be cashed out, upon a change in control.

The change in control price is the highest price per share paid in any transaction reported on the New York Stock Exchange composite index, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the committee. A change in control occurs if (i) any person becomes a beneficial owner directly or indirectly of 25% or more of the total voting stock of the Company (subject to certain exceptions),
(ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction less than a majority of the combined voting power of the then outstanding securities of the Company are held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction or
(iii) during any period of two consecutive years, individuals which at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof. A potential change in control means
(i) approval by the shareholders of an agreement which, if completed, would constitute a change in control or (ii) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the board of directors of a resolution that a potential change in control, as defined in the Plan, has occurred.

AMENDMENT. The Plan may be amended by the board of directors, except that the board may not, without the approval of the Company's shareholders, increase the number of shares available for distribution, change the pricing rule applicable to stock options, change the class of employees eligible to receive awards under the Plan, or extend the term of any option award. The provisions of the Plan relating to grants to outside directors may not be amended more than once every six months except to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

ADJUSTMENT. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization or other changes in the Company's structure affecting the common stock, appropriate adjustments will be made by the committee, in its sole discretion, in the number of shares reserved under the Plan, in the maximum number of shares issuable to any single employee, in the number of shares covered by options and other awards then outstanding under the Plan and, where applicable, the exercise price for awards under the Plan.

FEDERAL INCOME TAX ASPECTS. The following is a brief summary of the federal income tax aspects of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences:

     1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If common stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

     If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
     (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares and (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

     3. Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

     4. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

     6. Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

                               NEW PLAN BENEFITS
                PROPOSED AMENDMENT TO 1996 STOCK INCENTIVE PLAN

-------------------------------------------------------------------------------
NAME AND POSITION                            DOLLAR VALUE($)    NUMBER OF UNITS
-------------------------------------------------------------------------------
Ben T. Harris                                         (1)                 (1)
  Chairman and Chief Executive Officer
Hal N. Pennington                                     (1)                 (1)
  President and Chief Operating Officer
James S. Gulmi                                        (1)                 (1)
  Senior Vice President Finance and Chief
     Financial Officer
James W. Boscamp                                      (2)            5,000(2)
  Senior Vice President
James C. Estepa                                       (3)           25,000(3)
  Senior Vice President
Non-Executive Director Group                         0                   0
Non-Executive Officer                                 (4)           66,500(4)
  Employee Group
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Not presently determinable; eligible for future grants from the additional shares proposed to be authorized.
(2) Granted contingent on shareholder approval of the proposed amendment. The options have an exercise price of $17.75, fair market value on the grant date. He is also eligible for future grants from the additional shares proposed to be authorized.
(3) Granted contingent on shareholder approval of the proposed amendment. The options have an exercise price of $17.75, fair market value on the grant date. He is also eligible for future grants from the additional shares proposed to be authorized.
(4) Granted contingent on shareholder approval of the proposed amendment. The options have an exercise price of $17.75, fair market value on the grant date. The employees are also eligible for future grants from the additional shares proposed to be authorized.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE BY THE HOLDERS OF COMMON STOCK FOR THE PROPOSED AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                     PROPOSALS FOR THE 2002 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2002 annual meeting of shareholders must be received at the Company's offices at Genesco Park, P. O. Box 731, Nashville, Tennessee 37202-0731, attention of the secretary, no later than January 25, 2002.

                                                                      APPENDIX A

                                  GENESCO INC.

                                    CHARTER
                                       OF
                                AUDIT COMMITTEE

The audit committee (the "Committee") is appointed by the board of directors (the "Board") to assist the Board in monitoring on a periodic basis the processes used by Genesco Inc. (the "Company") to produce financial statements, the Company's systems of internal accounting and financial controls, and the independence of the Company's outside auditors.

In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval.

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition and experience will meet the applicable listing standards of the New York Stock Exchange.

Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate (as determined by the Board) or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise (as determined by the Board).

The Committee's monitoring responsibility recognizes that the Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; conse-quently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's financial statements are true and complete or are in accordance with generally accepted accounting principles.

The following functions shall be the common recurring activities of the Committee in carrying out its monitoring responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

     - The Committee shall review with management and the outside auditors the annual audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls that could significantly affect the Company's financial statements.

     - The Committee shall:

        - request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1;

        - discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence; and

        - if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.

     - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors, and the outside auditors are ultimately accountable to the Board and the Committee.

                               TABLE OF CONTENTS

                               PAGE
                               ----
Notice.......................    1
Voting Securities............    3
Election of Directors........    3
Security Ownership of
  Officers, Directors and
  Principal Shareholders.....    9
Executive Compensation.......   12
Stock Performance Graph......   21
Audit Matters................   22
Approval of Amendment to
  1996 Stock Incentive
  Plan.......................   24
Proposals for the 2002
  Annual Meeting.............   32
Charter of Audit Committee...  A-1

                                 (GENESCO LOGO)

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                             AND
                                                                 PROXY STATEMENT

                                                                  ANNUAL MEETING
                                                                 OF SHAREHOLDERS

                                                                   JUNE 27, 2001

P
R
O
X
Y


                                  GENESCO INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING JUNE 27, 2001

The undersigned hereby constitutes and appoints Ben T. Harris and W. Lipscomb Davis, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 27, 2001, and at any adjournments thereof, on all matters coming before said meeting.

                          CHANGE OF ADDRESS: (Comments)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(If you have written in the above space, please mark in the corresponding box on the reverse side of this card)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, THOUGH YOU MUST SIGN AND RETURN THIS CARD IF YOU WISH YOUR SHARES TO BE VOTED.


                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

                                                                           1469

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS REFERRED TO BELOW.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.  Election of Directors

                       FOR         WITHHELD
                       / /           / /

Nominees:
L. L. Berry, R.V. Dale, W.L. Davis, Jr.,
M.C. Diamond, B.T. Harris, K. Mason,
H.N. Pennington, L.H. Potter, W.A. Williamson, Jr. and W.S. Wire II

For, except vote withheld from the nominee(s) indicated below:

_________________________________________

                                                        Change of      /   /
                                                         Address/
                                                      Comments on
                                                     Reverse Side


2.  Approval of Amendment to 1996 Stock Incentive Plan

           FOR       AGAINST         ABSTAIN
           / /         / /             / /


By signing, you revoke all proxies heretofore given.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s) _________________________________________________ DATE ___________


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.